SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20543

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 16, 2005

CARRAMERICA REALTY CORPORATION

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	1-11706 000-50663	52-1796339 20-0882547
(State or other jurisdiction of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Number)

1850 K Street, N.W., Washington, D.C. 20006

(Address or principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 729-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective on December 16, 2005, the Board of Directors of CarrAmerica Realty Corporation increased the size of the Board to nine members and unanimously approved the election of K. Dane Brooksher to the Board. Mr. Brooksher will serve on the Audit and Investment Committees of the Board.

Mr. Brooksher has served as Chairman of the Board of ProLogis since March 1999. He also served as Chief Executive Officer from March 1999 to December 2004. From November 1993 to March 1999, Mr. Brooksher was Co-Chairman and Chief Operating Officer of ProLogis. Prior to November 1993, Mr. Brooksher was a partner with KPMG, LLP. Mr. Brooksher is currently a Director for Qwest Communications International, Inc., a publicly traded telecommunications company, Pactiv Corporation, a publicly traded specialty packaging products company, Cass Information Systems, Inc., a publicly traded payment and information services company, and a member of the Advisory Board of the J.L. Kellogg Graduate School of Management, Northwestern University.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated December 16, 2005 issued by CarrAmerica Realty Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2005

CARRAMERICA REALTY CORPORATION

By:	/s/ Kurt A. Heister
Kurt A. Heister
Senior Vice President, Controller and Treasurer

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: CarrAmerica Realty Corporation, its general partner

/s/ Kurt A. Heister
Kurt A. Heister, Senior Vice President, Controller and Treasurer
(on behalf of the registrant and as the chief accounting officer of CarrAmerica Realty Corporation, the General Partner of the registrant)

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EXHIBIT INDEX

Exhibit Number
99.1	Press release dated December 16, 2005 issued by CarrAmerica Realty Corporation

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